Exhibit 10.1.2

TEXAS-NEW MEXICO POWER COMPANY
TWELVE MONTHS ENDED SEPTEMBER 30, 2004
WEIGHTED AVERAGE COST OF CAPITAL

Line	(a) Balance	(b) Percent of Total	(c) Cost	(d) Weighted Cost
1 Common Equity* 2 Preferred Stock 3 Preferred Trust Securities 4 Long-Term Debt 5 Short-Term Debt 6 7 Total	$270,884,617 0 0 406,326,926 0 ______________ $677,211,543	40.00% 0.00% 0.00% 60.00% 0.00% _________ 100.00%	10.25% 0.00% 0.00% 7.07% 0.00%	4.10% 0.00% 0.00% 4.24% 0.00% _______ 8.34%

* Assumed common equity in order to achieve 40% equity ratio